UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 27, 2015

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.
1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2015, CMS Energy Corporation (“CMS Energy”) amended and restated its $550 million secured Revolving Credit Facility (the “CMS Facility”) with a consortium of banks led by Barclays Bank PLC (“Barclays”), as Agent,  JPMorgan Chase Bank, N.A. (“JPMorgan”) and  MUFG Union Bank, N.A. (“MUFG”), as Co-Syndication Agents, and  Mizuho Bank, Ltd. (“Mizuho”) and Bank of America, N.A. (“Bank of America”), as Co-Documentation Agents.

Obligations under the CMS Facility will continue to be secured by Consumers Energy Company (“Consumers”) common stock pursuant to the Pledge and Security Agreement dated as of March 31, 2011, made by CMS Energy to Barclays, as Administrative Agent for the Banks, as defined therein.

On May 27, 2015, Consumers amended and restated its $650 million secured Revolving Credit Facility (the “Consumers Facility”) with a consortium of banks led by JPMorgan, as Agent, Barclays and MUFG, as Co-Syndication Agents, and Mizuho and Bank of America, as Co-Documentation Agents. Obligations under the Consumers Facility in the amount of $500 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 114th Supplemental Indenture dated as of March 31, 2011 between Consumers and The Bank of New York Mellon, Trustee. The additional obligations under the Consumers Facility in the amount of $150 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 123rd Supplemental Indenture dated as of December 20, 2013 between Consumers and The Bank of New York Mellon, Trustee.

Both the CMS Facility and the Consumers Facility have 5 year terms, which currently expire on May 27, 2020.  Both the CMS Facility and the Consumers Facility replace revolving credit facilities that were set to expire in 2018. CMS Energy and Consumers expect any drawings under these facilities will be used for general corporate purposes.

Barclays, JPMorgan, MUFG, Mizuho, and Bank of America and other members of the lending consortiums have provided banking and underwriting services to CMS Energy and Consumers in the ordinary course of business.

The foregoing descriptions of the CMS Facility and the Consumers Facility do not purport to be complete and are qualified in their entirety by the provisions of the CMS Facility and the Consumers Facility, respectively, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1     $550 million Third Amended and Restated Revolving Credit Agreement dated as of May 27, 2015 among CMS Energy, the Banks, as defined therein, and Barclays, as Agent.

10.2     $650 million Fourth Amended and Restated Revolving Credit Agreement dated as of May 27, 2015 among Consumers, the Banks, as defined therein, and JPMorgan, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated:	June 1, 2015	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated:	June 1, 2015	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer

Exhibit Index

10.1     $550 million Third Amended and Restated Revolving Credit Agreement dated as of May 27, 2015 among CMS Energy, the Banks, as defined therein, and Barclays, as Agent.

10.2     $650 million Fourth Amended and Restated Revolving Credit Agreement dated as of May 27, 2015 among Consumers, the Banks, as defined therein, and JPMorgan, as Agent.